As filed with the Securities and Exchange Commission on August 3, 2015

Registration No. 333-204732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON FORM S-3

TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIENA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-2725311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7035 Ridge Road

Hanover, Maryland 21076

(410) 694-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Rothenstein

Senior Vice President, General Counsel and Secretary

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

(410) 694-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael J. Silver

William I. Intner

Hogan Lovells US LLP

875 Third Avenue

New York, New York 10022

(212) 918-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

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Large accelerated filer	☒	Accelerated filer	☐

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EXPLANATORY NOTE

Ciena Corporation (the “Company”) is filing this Post-Effective Amendment No. 2 to Form S-4 on Form S-3 to register up to 4,589,646 shares of common stock, par value $0.01 per share, of the Company issuable upon conversion of the 8.0% convertible senior notes due 2019 that were assumed by the Company as a consequence of the merger of Cyan, Inc., a Delaware corporation (“Cyan”) into the Company.

Pursuant to that certain Agreement and Plan of Merger, dated as of May 3, 2015, among the Company, Neptune Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Cyan, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 2, 2015, on August 3, 2015 Merger Sub merged with and into Cyan (the “Merger”), with Cyan surviving the Merger as a wholly owned subsidiary of the Company, and, immediately following the consummation of the Merger, Cyan, as the surviving corporation of the Merger, merged with and into the Company.

PROSPECTUS

Up to 4,589,646 Shares

Ciena Corporation

Common Stock

This prospectus relates to up to 4,589,646 shares of our common stock, par value $0.01 per share (“Common Stock”). The shares of Common Stock are issuable upon conversion of the $50,000,000 aggregate principal amount of 8.0% convertible senior notes due 2019 (the “Notes”) that we assumed as a consequence of our acquisition (the “Merger”) of Cyan, Inc., a Delaware corporation (“Cyan”).

The initial conversion rate of the Notes immediately prior to the Merger was 409.3998 shares of Cyan common stock per $1,000 principal amount of Notes. As a result of the Merger, the Notes became initially convertible into “Reference Property” of 409.3998 Ciena Consideration Units, each of which consists of 0.19936 shares of Common Stock plus a cash portion equal to $0.63, without interest. The conversion rate is subject to adjustment upon the occurrence of certain specified events, and, upon the occurrence of a make-whole fundamental change (as defined in the indenture under which the Notes were issued), the Company will, in certain circumstances, increase the conversion rate by a number of “Additional Shares” for a holder that elects to convert its Notes in connection with such make-whole fundamental change. As a result of the Merger, which constitutes a make-whole fundamental change and a fundamental change under the indenture under which the Notes were issued, the Notes, which were otherwise not convertible before January 15, 2016, became convertible up to, and including, the business day immediately prior to the related “Fundamental Change Purchase Date” (as defined in the indenture under which the Notes were issued) and all Notes surrendered for conversion at any time from August 3, 2015 to, and including, the business day immediately prior to the related Fundamental Change Purchase Date (as defined in the indenture under which the Notes were issued) shall receive “Additional Shares” in the form of additional shares of Ciena Consideration Units as determined by the Company by reference to the make-whole table in the indenture under which the Notes were issued. The Company has determined that the “Additional Shares” per $1,000 principal amount of Notes converted during this “Make-Whole Fundamental Change Period” shall consist of 51.0383 Ciena Consideration Units, as a result of which, during the “Make-Whole Fundamental Change Period,” each $1,000 principal amount of Notes will be converted into approximately 91.79 shares of Common Stock and $290.08 in cash.

If any holders elect to convert their Notes, including any conversion made in connection with the Merger, we will not receive any proceeds in connection with such conversion.

Our Common Stock is listed on the New York Stock Exchange under the symbol “CIEN.” On July 31, 2015, the last reported sale price of our Common Stock on the New York Stock Exchange was $25.45 per share.

Investing in our Common Stock involves risks. You should read carefully this prospectus and the documents incorporated by reference in this prospectus. See the risk factors identified in the documents incorporated by reference herein for more information regarding risks you should consider before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

I

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement. For further information about us and our common stock, par value $.01 per share (“Common Stock”), please refer to the information referred to under “Where You Can Find Additional Information” and to the registration statement and the exhibits that are a part of the registration statement.

Unless the context otherwise requires, “we,” “us,” and “our” refer to Ciena Corporation and its subsidiaries.

CIENA CORPORATION

Ciena, a Delaware corporation, is a network specialist focused on communications networking solutions that enable converged, next-generation architectures, optimized to create and deliver the broad array of high-bandwidth services relied upon by business and consumer end users. We provide equipment, software and services that support the transport, switching, aggregation, service delivery and management of voice, video and data traffic on communications networks. These solutions enable network operators to adopt software-programmable network infrastructures that offer the on-demand experience required by end users of services and applications. At the same time, these solutions yield business and operational value for network operators.

Our Converged Packet Optical, Packet Networking, Optical Transport and Software products are used, individually or as part of an integrated solution, in networks operated by communications service providers, cable operators, Web-scale providers, governments, enterprises, research and education institutions and other network operators across the globe. Our products allow network operators to scale capacity, increase transmission speeds, allocate network traffic and adapt to changing end-user demands through rapid service creation and delivery. Our solutions also include network management and control software and network-level software applications that facilitate automation and efficient service delivery. To complement our hardware and software solutions, we offer a broad range of network transformation solutions and related support services that help our customers design, optimize, deploy, manage and maintain their networks.

Acquisition of Cyan, Inc. Effective August 3, 2015, we completed the transactions contemplated by the Agreement and Plan of Merger, dated as of May 3, 2015, among the Company, Neptune Acquisition Subsidiary, Inc., a Delaware corporation (“Merger Sub”) and Cyan, Inc., a Delaware corporation (“Cyan”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 2, 2015 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Cyan (the “Merger”), with Cyan surviving the Merger as a wholly owned subsidiary of the Company. Immediately following the consummation of the Merger, Cyan, as the surviving corporation of the Merger, merged with and into the Company (the “Second Step Merger”).

Cyan is a pioneer in innovative, carrier-grade networking solutions that transform disparate and inefficient legacy networks into open, high-performance networks. Cyan’s solutions include high-capacity, multi-layer switching and transport platforms as well as a carrier-grade software-defined networking platform for network virtualization and control. Cyan’s solutions enable network operators to virtualize their networks, accelerate service delivery and increase scalability and performance, while reducing costs. Cyan has designed its solutions to enable a variety of existing and emerging applications, including business Ethernet, wireless backhaul, broadband backhaul, cloud connectivity, bandwidth on demand, and network functions virtualization (NFV). By deploying Cyan’s solutions, network operators can transform legacy networks into open, multi-vendor, carrier-grade software-controlled networks. Cyan’s solutions not only reduce network operators’ ongoing capital and operating expenses, but also enable their networks to more flexibly support rapidly changing service requirements and new business models.

Ciena Common Stock is listed on the NYSE under the symbol “CIEN.” The address of our principal executive offices is 7035 Ridge Road, Hanover, Maryland 21076, and our telephone number at this address is (410) 694-5700.

USE OF PROCEEDS

We will not receive any proceeds in connection with conversion of the Notes, if any such conversion occurs.

DESCRIPTION OF THE NOTES

The following description of the Notes and the right of the holders to convert the Notes in connection with the Merger does not purport to be a complete summary of the Notes or the Indenture under which the Notes were issued and may not contain all of the information about the Notes or the Indenture that is important to you. We encourage you to read carefully the Indenture in its entirety before making any decisions regarding conversion of the Notes.

On August 3, 2015, upon the consummation of the Merger, Cyan had outstanding $50,000,000 aggregate principal amount of 8.0% convertible senior secured notes due 2019 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of December 12, 2014, among Cyan, the subsidiary guarantors from time to time party thereto and U.S. Bank National Association, as trustee (“Trustee”) (as supplemented by a First Supplemental Indenture dated as of April 27, 2015, the “Base Indenture”).

On August 3, 2015, upon the consummation of the Merger, Cyan (as the surviving corporation of the Merger and a wholly owned subsidiary of the Company), the Company and the Trustee entered into a Second Supplemental Indenture for the purpose of, among other things, providing for the conversion of the Notes into the merger consideration payable in the Merger and providing for the guarantee by the Company of all of Cyan’s obligations under the Notes and the Indenture, respectively. Upon the consummation of the Second Step Merger, Cyan, the Company and the Trustee entered into a Third Supplemental Indenture providing for the Company to become the primary obligor under the Notes, as the successor to Cyan. We refer to the Base Indenture, as supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture, as the “Indenture”.

Conversion Rights

The initial conversion rate of the Notes immediately prior to the Merger was 409.3998 shares of Cyan common stock per $1,000 principal amount of Notes. As a result of the Merger, the Notes became initially convertible into “Reference Property” of 409.3998 Ciena Consideration Units, each of which unit consists of 0.19936 shares of Common Stock plus a cash portion equal to $0.63, without interest. The conversion rate is subject to adjustment upon the occurrence of certain specified events, and, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of “Additional Shares” for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

As a result of the Merger, which constitutes a make-whole fundamental change and a fundamental change under the Indenture, the Notes, which were otherwise not convertible before January 15, 2016, became convertible until the Fundamental Change Purchase Date (as defined in the Indenture) and all Notes surrendered for conversion at any time from August 3, 2015 to, and including, the business day immediately prior to the related Fundamental Change Purchase Date (as defined in the Indenture) shall receive “Additional Shares” in the form of additional shares of Ciena Consideration Units as determined by the Company by reference to the make-whole table in Section 14.04(d) of the Indenture. The Company has determined that the “Additional Shares” per $1,000 principal amount of Notes converted during this “Make-Whole Fundamental Change Period” is equal to 51.0383 Ciena Consideration Units and the relevant Conversion Rate shall be increased during this “Make Whole Fundamental Change Period to 460.4381 Ciena Consideration Units. As a result, a converting holder will receive approximately 91.79 shares of Common Stock and $290.08 in cash for each $1,000 principal amount of Notes surrendered for conversion during this period. After the “Make-Whole Fundamental Change Period,” the Notes will not generally be convertible until January 15, 2016, except as described below.

Prior to January 15, 2016 the Notes will be convertible only as a result of specified corporate events. Upon conversion, the Notes will be settled in cash, Ciena Consideration Units (each unit consisting of 0.19936 shares of Common Stock plus a cash portion equal to $0.63, without interest) or any combination thereof at the Company’s option. On and after January 15, 2016 and prior to the close of business on the business day immediately preceding June 15, 2019, the Notes will be convertible only under the following circumstances: (1) if, for at least 20 out of 30 consecutive trading days ending within five trading days prior to a conversion date, the last reported sale price of 0.19936 shares of Common Stock plus the Cash Component exceeds the applicable conversion price on each such trading day; (2) if, for at least five consecutive trading days prior to the five business days on which a conversion notice is given the trading price of any $1,000 principal amount of Notes is less than 98% of the product of the last reported sale price of 0.19936 shares of Common Stock plus the Cash Component and the conversion rate for the Notes; (3) upon the occurrence of specified corporate events; or (4) if the Company calls the Notes for redemption. On or after June 15, 2019 until the close of the business day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances.

A Note will not, prior to its conversion, confer upon its holder or such holder’s transferee, the right to vote or receive dividends, or consent or receive notice as stockholders in respect of any meeting of our stockholders for the election of our directors or any other matter, or any rights whatsoever as stockholders of Ciena.

Interest Make-Whole Payment

On or after January 15, 2016, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, 0.19936 of the last reported sale price of the Common Stock plus the Cash Component exceeds the applicable conversion price on each such trading day, the Company will, in addition to the other consideration payable or deliverable in connection with a conversion, make an interest make-whole payment to converting holders equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding until December 15, 2017 computed using a discount rate equal to 2%.

Fundamental Change Permits Holders to Require the Company to Purchase Convertible Notes

Because the Merger constituted a Fundamental Change (as defined in the Indenture), the Company will make an offer to repurchase outstanding Notes on a date to be specified by the Company for such repurchase (the “Fundamental Change Purchase Date”), at a purchase price of 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date. If the Company undergoes a future “Fundamental Change,” as defined in the Indenture, subject to certain conditions, holders may require the Company to purchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the future Fundamental Change Purchase Date.

Optional Redemption by the Issuer

The Company may not redeem the Notes prior to December 20, 2017. The Company may redeem for cash all, but not less than all, of the Notes, at its option, on or after December 20, 2017, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Such redemption option may only be exercised if the last reported sale price of 0.19936 shares of Common Stock plus the Cash Component for at least 20 trading out of any 30 consecutive trading day period ending within three trading days prior to the date the Company delivers written notice of the redemption is greater than or equal to 140% of the conversion price on each applicable trading day. No sinking fund is provided for the Notes.

PLAN OF DISTRIBUTION

Pursuant to the terms of the Notes and the Indenture, shares of Common Stock will be issued to those holders who elect to convert their Notes. See “Description of the Notes.” We do not know if or when any Notes will be converted. We also do not know whether or in what manner any of the shares of common stock acquired upon conversion will be sold.

We will bear all costs, expenses and fees in connection with the registration and issuance of the common stock issuable upon conversion of the Notes. We will not bear any of the brokerage commissions, selling expenses or similar costs related to any resales of the common stock.

LEGAL MATTERS

The legal validity of the shares of Common Stock issuable upon conversion of the Notes has been passed upon for Ciena by Hogan Lovells US LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to Ciena’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Cyan appearing in Cyan’s Annual Report (Form 10-K) for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement on Form S-3, of which this prospectus forms a part, and the documents incorporated by reference herein, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the businesses, strategies and plans of Ciena and our future financial condition and performance. Statements included in or incorporated by reference into this registration statement, of which this prospectus forms a part, that are not historical facts, including statements about the beliefs and expectations of management, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Ciena believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of Ciena. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of Ciena depending upon a number of factors affecting our business, including with respect to the Merger. These factors include, but are not limited to, risks and uncertainties detailed in our periodic public filings with the SEC, including those discussed in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and our Quarterly Reports on Form 10-Q for the periods ended January 31, 2015 and April 30, 2015.

Consequently, all of the forward-looking statements Ciena makes in this document are qualified by the information contained or incorporated by reference into this prospectus, including, but not limited to (i) the information contained under this heading and (ii) the information discussed under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and our Quarterly Reports on Form 10-Q for the periods ended January 31, 2015 and April 30, 2015. See the section entitled “Where You Can Find Additional Information” beginning on page 5 of this prospectus.

Ciena is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ciena files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents Ciena files at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents we file with the SEC, including this registration statement, of which this prospectus forms a part, by going to the Investor Relations page on Ciena’s Internet website at www.ciena.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website, other than copies of the documents listed below that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this prospectus, or in any document incorporated by reference into this prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Ciena to “incorporate by reference” into this prospectus documents Ciena and Cyan file with the SEC, including certain information required to be included in the registration statement on Form S-3 filed by Ciena to register the shares issuable upon conversion of the Notes, of which this prospectus forms a part. This means that Ciena can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is considered to be a part of this prospectus, and later information that Ciena files with the SEC will update and supersede that information. Ciena incorporates by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering.

•	Ciena’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 (filed with the SEC on December 19, 2014);

•	Ciena’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2015 (filed with the SEC on March 12, 2015) and April 30, 2015 (filed with the SEC on June 10, 2015);

•	Ciena’s Current Reports on Form 8-K filed with the SEC on March 16, 2015, March 30, 2015, April 17, 2015, May 4, 2015, June 3, 2015, June 16, 2015 and August 3, 2015;

•	Definitive Proxy Statement for Ciena’s 2015 annual meeting filed with the SEC on February 11, 2015;

•	The description of Ciena common stock contained in Ciena’s Registration Statement on Form 8-A (File No. 001-36250) (filed with the SEC on December 20, 2013), including any subsequent amendment or report filed for the purpose of updating such description;

•	The information included in Item 8 of Part II of Cyan’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 27, 2015, including the consolidated financial statements of Cyan, Inc. and notes thereto, and the information included in Item 1 of Part I of Cyan’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed with the SEC on May 13, 2015, including the unaudited condensed consolidated financial statements of Cyan, Inc. and notes thereto; and

•	The pro forma financial information included in the section of the Registration Statement on Form S-4 titled “Unaudited Pro Forma Condensed Combined Financial Statements.”

Any person may request copies of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning Ciena, without charge, by written or telephonic request to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary, Telephone (410) 694-5700; or from the SEC through the SEC website at the address provided above.

Notwithstanding the foregoing, information furnished by Ciena on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred by Ciena in connection with the issuance and distribution of the securities being registered. All amounts except the SEC registration fee are estimated. These amounts include only expenses in connection with the registration of the Common Stock issuable upon conversion of the Notes, and does not include other expenses related to the Merger or the issuance and distribution of the other securities issued in the Merger.

SEC Registration Fee	$54,781	*
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$55,000	**
Fees and Expenses of Trustee	$0
Listing Fees	$17,211	***
Printing Fees	$7,500
Miscellaneous	$5,508

Total	$160,000

*	Previously paid.
**	Reflects fees and expenses incurred in connection with the Registration Statement on Form S-4 and the post-effective amendments thereto on Form S-8 and Form S-3.
***	Reflects the maximum amount of listing fees that could be incurred in connection with conversion of all Notes.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Certificate of Incorporation and Bylaws. Article EIGHT of the Certificate of Incorporation provides that no director shall be personally liable for breach of fiduciary duty as a director, provided, however, that such clause shall not apply to any liability of a director (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under § 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Bylaws provide that we shall indemnify the persons entitled to be indemnified to the fullest extent permitted by the DGCL.

Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such persons as permitted by the DGCL.

Insurance. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16. Exhibits.

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Ciena Corporation

3.2(2)	Amended and Restated Bylaws of Ciena Corporation

4.1(3)	Specimen Stock Certificate

4.2(4)	Indenture, dated as of December 12, 2014, among Cyan, Inc. and U.S. Bank National Association

4.3(5)	First Supplemental Indenture, dated as of April 27, 2015, among Cyan, Inc. and U.S. Bank National Association

4.4(6)	Second Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

4.5(6)	Third Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

5.1	Opinion of Hogan Lovells US LLP regarding validity of the securities being registered (previously filed)

23.1	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1 hereto)

23.2	Consent of PricewaterhouseCoopers LLP relating to Ciena Corporation’s financial statements (filed herewith)

23.3	Consent of Ernst & Young LLP relating to Cyan, Inc.’s financial statements (filed herewith)

24.1	Power of Attorney (previously filed)

(1) Incorporated herein by reference from Ciena Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2008.

(2) Incorporated herein by reference from Ciena Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2008.

(3) Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission December 27, 2007.

(4) Incorporated herein by reference from Cyan, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2014.

(5) Incorporated herein by reference from Cyan Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2015.

(6) Incorporated herein by reference from Ciena Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2015.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on August 3, 2015.

CIENA CORPORATION

By:	/s/ David M. Rothenstein
	Name:	David M. Rothenstein
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman of the Board of Directors	August 3, 2015
Patrick H. Nettles, Ph.D.

*	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2015
Gary B. Smith

*	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	August 3, 2015
James E. Moylan, Jr.

*	Vice President and Controller (Principal Accounting Officer)	August 3, 2015
Andrew C. Petrik

*	Director	August 3, 2015
Harvey B. Cash

*	Director	August 3, 2015
Bruce L. Claflin

*	Director	August 3, 2015
Lawton W. Fitt

*	Director	August 3, 2015
Patrick T. Gallagher

*	Director	August 3, 2015
T. Michael Nevens

*	Director	August 3, 2015
Judith M. O’Brien

*	Director	August 3, 2015
Michael J. Rowny

*By:	/s/ David M. Rothenstein
David M. Rothenstein
Attorney-in Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Ciena Corporation

3.2(2)	Amended and Restated Bylaws of Ciena Corporation

4.1(3)	Specimen Stock Certificate

4.2(4)	Indenture, dated as of December 12, 2014, among Cyan, Inc. and U.S. Bank National Association

4.3(5)	First Supplemental Indenture, dated as of April 27, 2015, among Cyan, Inc. and U.S. Bank National Association

4.4(6)	Second Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

4.5(6)	Third Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

5.1	Opinion of Hogan Lovells US LLP regarding validity of the securities being registered (previously filed)

23.1	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1 hereto)

23.2	Consent of PricewaterhouseCoopers LLP relating to Ciena Corporation’s financial statements (filed herewith)

23.3	Consent of Ernst & Young LLP relating to Cyan, Inc.’s financial statements (filed herewith)

24.1	Power of Attorney (previously filed)

(1) Incorporated herein by reference from Ciena Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2008.

(2) Incorporated herein by reference from Ciena Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2008.

(3) Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission December 27, 2007.

(4) Incorporated herein by reference from Cyan, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2014.

(5) Incorporated herein by reference from Cyan Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2015.

(6) Incorporated herein by reference from Ciena Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2015.